Exhibit 26(n)(2)
                          Consent of Brian A. Giantonio


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To Whom It May Concern:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (File No. 333-119919) filed by Phoenix Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

Very truly yours,




/s/ Brian A. Giantonio
--------------------------
Brian A. Giantonio, Vice President, Tax and ERISA Counsel
Phoenix Life Insurance Company





Dated: February 9, 2005